Exhibit 99.1

Scripps Networks Interactive making leadership changes

at its U.S. lifestyle television networks, related businesses

John Lansing retiring, Burton Jablin named president of Scripps Networks

Kathleen Finch to lead company’s home category businesses

For immediate release

Sept. 5, 2013

KNOXVILLE, Tenn. – Prompted by the planned retirement of one of its most seasoned and respected executives, Scripps Networks Interactive, Inc. (NYSE: SNI) is making changes in the leadership of its U.S.-based lifestyle television networks and related businesses.

John F. Lansing is retiring after nine years as head of the company’s Scripps Networks operating division. He will continue his association with the company on a consulting basis for an extended period of time.

Succeeding Lansing as president of the Scripps Networks operating division will be Burton Jablin, a 19-year veteran of the company who was instrumental in the launch, early development and long-term growth of HGTV. Jablin has been leading the company’s home category, which includes HGTV, DIY Network, their associated websites and all of the company’s other businesses focused on the home.

Succeeding Jablin as president of the home category will be Kathleen Finch, who has been serving as senior vice president and general manager of HGTV and DIY Network. Finch has been credited for providing the leadership and creative programming expertise behind the recent audience growth at HGTV and DIY Network, both of which have been setting all-time viewership records.

In addition to HGTV and DIY Network, the Scripps Networks operating division includes Food Network, Travel Channel, Cooking Channel, Great American Country, and their related businesses.

“This company and its many stakeholders owe John Lansing a debt of gratitude for his inspired leadership and for guiding Scripps Networks through an astonishing period of growth and accomplishment,” said Kenneth W. Lowe, chairman, president and chief executive officer of Scripps Networks Interactive. “It’s to John’s credit that Scripps Networks today is one of the industry’s shining stars, having defined lifestyle media as a content genre for television and the growing array of interactive media platforms. Under John’s able stewardship, Scripps Networks has established for itself a sturdy competitive advantage in the home, food and travel content categories.”

During Lansing’s tenure at Scripps Networks, total annual revenues generated by the company’s lifestyle media business tripled from $724 million in 2004 to $2.3 billion in 2012. Revenues for the company’s lifestyle media segment are up another 10 percent through the first six months of 2013. Also, Food Network and HGTV grew to become iconic, household brand names and top 10 advertising-supported pay television networks in the U.S.

“For several months I’ve been considering options that would allow me to constructively move into the next phase of my career, providing me with an opportunity to explore some new entrepreneurial adventures and to stretch into new areas of interest for me,” Lansing said. “To that end, I have decided the time is now right for me to take an early retirement option so that I can begin to prepare for that next chapter.”

“Underscoring the great brands and record-breaking business results, the distinguishing competitive characteristic at Scripps Networks is ultimately the quality of everyone who works for this outstanding company,” Lansing said. “Without a doubt, the reason Scripps Networks succeeds is directly tied to the culture that persistently embraces collaboration, creativity and individual respect. That’s why Scripps Networks is still reaching its highest peak performance 19 years after launching in 1994. There is nothing I take more pride in than knowing that collectively, as the business grew, we have been able to keep Scripps Networks centered on its core values – the strategic advantage – as I’m sure it will remain going into the future.”

As Lansing’s successor, Jablin will be responsible for the management and development of the company’s complete portfolio of television networks, digital content businesses and all other related operations.

“John had a direct hand in guiding the orderly succession in leadership at the company, first by establishing an outstanding team that included Burton Jablin and Kathleen Finch as the motivating forces behind the success of our home category businesses, and second by recognizing their potential and capacity to take on these vitally important, expanded roles,” Lowe said. “In Burton Jablin and Kathleen Finch, we have two of the industry’s most talented programming executives ready and able to assume leadership and build on the unprecedented success that John Lansing and the entire team at Scripps Networks has helped this company achieve.”

Added Lansing, “The success Burton and Kathleen have had guiding and directing the growth and development of our home category businesses speaks volumes to the expertise, creativity, vision and discipline they bring to our brand of lifestyle media. I have no doubt that the company will benefit greatly from their thoughtful stewardship and inspired leadership.”

Commenting on his tenure at Scripps Networks, Jablin said, “It has been a privilege to be part of this great company since the very beginning and to participate in its growth and evolution on television, in digital media, and in consumer products and services. We are, at our core, a lifestyle content company with powerful brands that are highly valued by media consumers, advertisers and content distributors. Our objective going forward is to continue the company’s uninterrupted track record of growth and to serve our many fans and customers wherever and whenever they want.”

Succeeding Jablin, Finch will oversee HGTV and DIY Network, their associated websites and related businesses. She will be responsible for the strategic direction and continued growth of all of the company’s home category businesses.

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“HGTV and DIY Network are both experiencing unprecedented audience growth thanks to the outstanding creative efforts of our entire home category team,” Finch said. “We’re engaging new and younger fans with exciting new programming concepts and shows that are expanding the content genre and creating tons of energy and momentum. We have a motivated team and are committed to the continued growth and development of all of our home category businesses.”

About John Lansing

Lansing joined Scripps Networks in January 2004 as executive vice president from The E. W. Scripps Company in Cincinnati, where he had been senior vice president for television in charge of the company’s 10 broadcast television stations. Prior to E. W. Scripps, Lansing worked at two Scripps-owned affiliates: WEWS in Cleveland where he was vice president and general manager and WXYZ in Detroit, where he worked as vice president and station manager.

Lansing began his career at age 17 as a news photographer at WPSD-TV in Paducah, Ky. He then became chief news photographer, and later managing editor, at WAVE-TV in Louisville, Ky., from 1980-86. Lansing joined WWMT-TV in Grand Rapids, Mich., as news director until 1988, when he returned to his hometown of Minneapolis to become the assistant news director at KARE-TV. Two years later, he was named news director at WCCO-TV in Minneapolis and then promoted to news director at WBBM-TV in Chicago.

Lansing serves on the Bellarmine University board of trustees, and in 2010, was named to the Bellarmine Gallery of Distinguished Graduates. He also serves as chairman of the CTAM Educational Foundation board of directors and remains a visiting faculty member at the Poynter Institute for Media Studies in St. Petersburg, Fla., one of the nation’s top schools for professional journalists. Lansing also serves on the Knoxville Urban League’s President Advisory Council, the board of directors of East Tennessee Children’s Hospital and chaired the United Way of Greater Knoxville 2009 Campaign.

About Burton Jablin

Jablin was named president of the company’s home category in 2009. He was part of the original team that launched HGTV in 1994 where he supervised production of the network’s original programming slate first as executive producer, then as vice president of programming. Upon his promotion to senior vice president of programming and production in 1997, Jablin oversaw the development, budgeting, production and scheduling for HGTV’s programming and on-air promotion. His role with HGTV expanded in 2000 when he was named the network’s senior vice president and general manager, and then again one year later when he was named president.

Prior to HGTV, Jablin worked for more than 10 years in television news. He began his career as a researcher at WBBM-TV in Chicago, eventually working his way up to executive producer of late news and special events programming for the CBS-owned station. Jablin then served as executive producer for Fox-owned KTTV in Los Angeles.

Jablin was named to the 2010 “CableFAX 100” and graduated with honors from Harvard University, where he received a bachelor’s degree in English and American Literature.

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About Kathleen Finch

Kathleen Finch was named senior vice president and general manager of HGTV in 2010 and two years later was named senior vice president and general manager of the entire home category, which also includes DIY Network. She was responsible for all aspects of HGTV’s and DIY Network’s program development and production.

Finch joined the company’s home category after seven years at the Food Network, where she was senior vice president of primetime programming. She is credited for having developed such long-running hits as Unwrapped and Food Network Challenge. Before joining Scripps Networks, she spent 12 years as a producer for CBS News. Early in her career, Finch produced educational videos for Apple Computer.

Finch is a graduate of Stanford University, where she received a bachelor’s degree in English, and is an active member of Women in Cable Telecommunications, often serving on WICT panels and participating in legislative events in Washington, D.C.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the leading developers of lifestyle-oriented content for television and the Internet, where on-air programming is complemented with online video, social media areas and e-commerce components on companion websites and broadband vertical channels. The company’s media portfolio includes popular lifestyle television and Internet brands Food Network, HGTV, Travel Channel, DIY Network, Cooking Channel and country music network Great American Country.

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Contact: Scripps Networks Interactive, Inc.

Mark Kroeger, 865-560-5007, mark.kroeger@scrippsnetworks.com

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